UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 20, 2007

SRA INTERNATIONAL, INC.

(Exact name of registrant as specified in charter)

Delaware	001-31334	54-1360804
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4300 Fair Lakes Court Fairfax, Virginia	22033
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 803-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1. REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01 Entry	into a Material Definitive Agreement.

On June 20, 2007, SRA International, Inc. (the “Company”) entered into a definitive Equity Purchase Agreement (the “Agreement”) with Constella Group, LLC (“Constella”), certain Shareholders of Constella, and Donald A. Holzworth, as Seller Representative. The Agreement provides for the purchase of all the outstanding equity securities of Constella by the Company. Constella is a privately-held provider of global health consulting services, headquartered in Durham, NC.

Under the terms of the Agreement, the Company will acquire all of the outstanding equity securities of Constella for a purchase price of approximately $185 million (the “Purchase Price”) in cash. Financing for the acquisition will consist of available cash and borrowings under a credit facility to be obtained before closing. The Purchase Price is subject to adjustment based on the calculation of Constella’s net assets on the closing date. Approximately $46 million of this Purchase Price will be used to repay all outstanding debt obligations of Constella on the closing date. Approximately $22 million of the Purchase Price will be placed into escrow as security for the payment, if any, of post closing net asset adjustments and to secure the indemnification obligations of Constella and its shareholders.

The Agreement, including the purchase price, was negotiated at arm’s length among the parties. Neither the Company, nor any director or officer of the Company is affiliated with or has a material relationship with Constella or any shareholder of Constella.

The parties to the Agreement intend to close the transaction after satisfaction of all the conditions to closing contained in the Agreement, including the expiration or termination of the waiting period imposed by the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended, and the rules and regulations thereunder. Closing is expected within approximately one month.

ITEM 7.01. Regulation	FD Disclosure

A copy of the press release, dated June 20, 2007, announcing the acquisition is attached hereto as Exhibit 99.1.

The information in this Item 7.01 (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

SECTION 9. FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01. Financial	Statements and Exhibits.

(d) Exhibits

The following exhibit relating to Item 7.01 shall be deemed to be furnished, and not filed:

Exhibit Number	Exhibit
99.1	Press Release dated June 20, 2007, announcing the acquisition of Constella Group, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SRA INTERNATIONAL, INC.

Date: June 25, 2007	/s/ STEPHEN C. HUGHES
Stephen C. Hughes
Executive Vice President, Chief Financial Officer and Chief of Finance and Administration